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                                                                    EXHIBIT 11.1

            GULFSTREAM AEROSPACE CORPORATION AND SUBSIDIARIES
            Computation of Pro Forma Earnings per Common Share

                   (In thousands, except per share data)
                                (Unaudited)

                                                                               Year Ended
                                                                              December 31,
                                                                          --------------------
                                                                            1996       1995
                                                                          ---------  ---------

Net Income                                                                $  46,965  $  28,894
                                                                          ---------  ---------
                                                                          ---------  ---------
Average shares issued and outstanding (after giving effect to the
  Recapitalization)                                                          65,403     65,403

Exercise of certain stock options with the Offering                           3,949      3,949

Incremental shares applicable to stock options outstanding after the
  exercise of certain stock options with the Offering                         4,624      4,624

Shares issued pursuant to the Offering                                        4,559      4,559
                                                                          ---------  ---------

Weighted average common and common equivalent shares outstanding             78,535     78,535
                                                                          ---------  ---------
                                                                          ---------  ---------

Net income per common and common equivalent share                         $    0.60  $    0.37
                                                                          ---------  ---------
                                                                          ---------  ---------

Note: Shares and stock options issued prior to October 16, 1996, date of the Offering (see Note 10 to the consolidated financial statements) are treated as outstanding for all reported periods.